Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK  NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

James P. Freeman
U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA  02110
(617) 603-6565
(Name, address and telephone number of agent for service)

Hospitality Properties Trust
(Exact name of obligor as specified in its charter)

Maryland	04-3262075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
400 Centre Street Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

3.80% Convertible Senior Notes due 2027
(Title of the Indenture Securities)

FORM T-1

Item 1.      General Information.  Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
United States Department of Treasury
Washington, D.C.  20219

b)                       Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     Affiliations with the obligor.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     List of exhibits:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*
2.	A copy of the certificate of authority of the Trustee to commence business.*
3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*
4.	A copy of the existing bylaws of the Trustee.*
5.	A copy of each Indenture referred to in Item 4. Not applicable.
6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7.	Report of Condition of the Trustee as of September 30, 2006 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*                    Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts, on April 3, 2007.

U.S. Bank National Association
By:	/s/ James P. Freeman
James P. Freeman
Vice President

By:	/s/ Todd R. DiNezza
Todd R. DiNezza
Assistant Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  April 3, 2007

U.S. Bank National Association
By:	/s/ James P. Freeman
James P. Freeman
Vice President

By:	/s/ Todd R. DiNezza
Todd R. DiNezza
Assistant Vice Presiden

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 9/30/2006

($000’s)

9/30/2006
Assets
Cash and Due From Depository Institutions	$6,436,856
Securities	39,245,651
Federal Funds	3,475,844
Loans & Lease Financing Receivables	141,382,736
Fixed Assets	2,629,727
Intangible Assets	11,923,005
Other Assets	10,799,396
Total Assets	$215,893,215
Liabilities
Deposits	$133,945,028
Fed Funds	12,987,134
Treasury Demand Notes	0
Trading Liabilities	166,479
Other Borrowed Money	31,884,451
Acceptances	0
Subordinated Notes and Debentures	6,909,696
Other Liabilities	7,674,530
Total Liabilities	$193,567,318
Equity
Minority Interest in Subsidiaries	$1,044,165
Common and Preferred Stock	18,200
Surplus	11,977,237
Undivided Profits	9,286,295
Total Equity Capital	$22,325,897
Total Liabilities and Equity Capital	$215,893,215

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ James P. Freeman
Vice President

Date: April 3, 2007